Exhibit 10.7

QUIDEL CORPORATION
ID: 94-2573850
12544 High Bluff Drive, Suite 200
San Diego, CA 92130

Notice of Grant of Stock Options and Option Agreement

Name	Option Number
Address	Plan:	2016

Effective ______________, you have been granted a Non-Qualified Stock Option to buy ________ shares of QUIDEL CORPORATION (the Company) stock at $_____ per share.

The total option price of the shares granted is $_______.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
On Vest Date
On Vest Date
On Vest Date

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's 2016 Equity Incentive Plan and this Option Agreement, all of which are attached and made a part of this document.

DocuSigned by:

Date
QUIDEL CORORATION

Date

Date:
Time: